Exhibit 3.1.3

CERTIFICATE OF ELIMINATION

OF SERIES A PREFERRED STOCK,

SERIES B PREFERRED STOCK,

SERIES C PREFERRED STOCK,

SERIES D PREFERRED STOCK AND

SERIES E PREFERRED STOCK

OF JACK COOPER HOLDINGS CORP.

(filed pursuant to Section 151(g)

of the Delaware General Corporation Law)

The undersigned officer of Jack Cooper Holdings Corp., a corporation organized and existing under and pursuant to the provisions of the Delaware General Corporation Law (the “Corporation”), for the purposes herein stated, does hereby certify:

1.                                      The Corporation’s Certificate of Incorporation, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on November 24, 2010, as amended by the Certificate of Amendment filed in the office of the Secretary of State on December 7, 2010, authorizes the issuance of 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). A certificate of designations, preferences and rights of Series A Preferred Stock filed in the office of the Secretary of State on March 11, 2011 created a series of Preferred Stock consisting of 230,000 shares and designated as Series A Preferred Stock. A certificate of designations, preferences and rights of Series B Preferred Stock filed in the office of the Secretary of State on May 5, 2011, as amended December 28, 2012, and as further amended July 3, 2013, created a series of Preferred Stock consisting of 370,000 shares and designated as Series B Preferred Stock. A certificate of designations, preferences and rights of Series C Preferred Stock filed in the office of the Secretary of State on December 28, 2012, as corrected January 25, 2013, created a series of Preferred Stock consisting of 100,000 shares and designated as Series C Preferred Stock. A certificate of designations, preferences and rights of Series D Preferred Stock filed in the office of the Secretary of State on December 31, 2012 created a series of Preferred Stock consisting of 45,000 shares and designated as Series D Preferred Stock. A certificate of designations, preferences and rights of Series E Preferred Stock filed in the office of the Secretary of State on December 31, 2012 created a series of Preferred Stock consisting of 21,600 shares and designated as Series E Preferred Stock (each certificate of designations, preferences and rights of Preferred Stock referred to above, a “Certificate of Designations” and, collectively, the “Certificates of Designations”).

2.                                      No shares of Preferred Stock are outstanding and no shares thereof will be issued subject to any of the Certificates of Designations.

3.                                      Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), the board of directors of the Corporation adopted the following resolutions:

WHEREAS, the Company’s Certificate of Incorporation, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on November 24, 2010, as amended by the Certificate of Amendment filed in the office of the Secretary of State on December 7, 2010, authorizes the issuance of 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”);

WHEREAS, a certificate of designations, preferences and rights of Series A Preferred Stock filed in the office of the Secretary of State on March 11, 2011 created a series of Preferred Stock consisting of 230,000 shares and designated as Series A Preferred Stock;

WHEREAS, a certificate of designations, preferences and rights of Series B Preferred Stock filed in the office of the Secretary of State on May 5, 2011, as amended December 28, 2012, and as further amended July 3, 2013, created a series of Preferred Stock consisting of 370,000 shares and designated as Series B Preferred Stock;

WHEREAS, a certificate of designations, preferences and rights of Series C Preferred Stock filed in the office of the Secretary of State on December 28, 2012, as corrected January 25, 2013, created a series of Preferred Stock consisting of 100,000 shares and designated as Series C Preferred Stock;

WHEREAS, a certificate of designations, preferences and rights of Series D Preferred Stock filed in the office of the Secretary of State on December 31, 2012 created a series of Preferred Stock consisting of 45,000 shares and designated as Series D Preferred Stock;

WHEREAS, a certificate of designations, preferences and rights of Series E Preferred Stock filed in the office of the Secretary of State on December 31, 2012 created a series of Preferred Stock consisting of 21,600 shares and designated as Series E Preferred Stock (each certificate of designations, preferences and rights of Preferred Stock referred to above, a “Certificate of Designations” and, collectively, the “Certificates of Designations”);

WHEREAS, the Company has previously redeemed or repurchased and retired all previously issued and outstanding shares of the Preferred Stock and no shares of Preferred Stock are outstanding and no shares thereof will be issued subject to any of the Certificates of Designations; and

WHEREAS, pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law (the “DGCL”), the board of directors of the Company wishes to file a Certificate of Elimination as to each Certificate of Designation.

NOW, THEREFORE BE IT RESOLVED, that upon redemption or repurchase of the outstanding Preferred Stock, all of the shares of Preferred Stock so redeemed or repurchased were retired;

FURTHER RESOLVED, that no shares of Preferred Stock are outstanding and no shares of such Preferred Stock will be issued subject to the Certificates of Designations;

FURTHER RESOLVED, that any officer of the Company is authorized and directed to execute a certificate of elimination (the “Certificate of Elimination”) as provided by Section 151(g) of the DGCL in accordance with Section 103 of the DGCL, in the form attached hereto as Exhibit A, and to file the same forthwith in the office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, the Certificates of Designations shall be eliminated and the shares of Preferred Stock so redeemed or repurchased and retired shall resume the status of authorized and unissued shares of Preferred Stock of the Company, without designation as to series;

FURTHER RESOLVED, the officers of the Company, any one of whom may act without the joinder of any of the others, are hereby authorized to execute, in the name and on behalf of the Company, any and all documents relating to the above resolutions;

FURTHER RESOLVED, that any officer is hereby authorized, empowered, and directed in the name and on behalf of the Company to approve the form, terms, and provisions (together with such changes as the executing officer shall deem necessary, appropriate, or advisable, the presence of such changes being conclusive evidence that such officer deemed such changes necessary, appropriate, or advisable) of, and execute, deliver, and file, as applicable, any agreement, instrument, or other document authorized, approved, adopted, or ratified in any of the foregoing resolutions, any amendments (material or immaterial) thereto, any certificates, or other documents necessary, appropriate, or advisable to give effect to any of them; and

FURTHER RESOLVED, that each of the officers is hereby authorized, empowered, and directed in the name and on behalf of the Company to do or to cause to be done all such other acts and things as such officer shall deem necessary, appropriate, or advisable in order to carry out and effectuate fully the purposes of the foregoing resolutions; and that any actions heretofore taken by any officer in connection with the foregoing resolutions be, and hereby are, approved, adopted, and ratified in all respects as the actions taken by and on behalf of the Company. Pursuant to the provisions of Section 151(g) of the DGCL, all matters set forth in the Certificates of Designations as filed in the office of the Secretary of State on the respective dates set forth above be, and hereby are, eliminated from the Certificate of Incorporation of the Corporation.

4.                   Pursuant to the provisions of Section 151(g) of the DGCL, all matters set forth in the Certificates of Designations as filed in the office of the Secretary of State on the respective dates set forth above be, and hereby are, eliminated from the Certificate of Incorporation of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its authorized officer this 9th day of May, 2014.

JACK COOPER HOLDINGS CORP.

By:	/s/ Theo A. Ciupitu
Name:	Theo A. Ciupitu
Title:	Executive Vice President

(Signature Page to Certificate of Elimination)